Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(558,420)
Unrealized Gain (Loss) on Market Value of Commodity Futures	10,272,030
Dividend Income	143,900
Interest Income	176,658
ETF Transaction Fees	700
Total Income (Loss)	$10,034,868

Expenses
General Partner Management Fees	$38,919
Professional Fees	7,345
Brokerage Commissions	710
Directors' Fees and insurance	3,682
License fees	973
Total Expenses	$51,629
Net Income (Loss)	$9,983,239

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/23	$73,564,080
Withdrawals (100,000 Shares)	(3,476,117)
Net Income (Loss)	9,983,239

Net Asset Value End of Month	$80,071,202
Net Asset Value Per Share (2,150,000 Shares)	$37.24

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596